UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2019, InfuSystem Holdings, Inc. (the “Company”), and its direct and indirect subsidiaries, entered into the Sixth Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as lender (the “Lender”), which amends the credit agreement among the Company, its direct and indirect subsidiaries (together with the Company, collectively, the “Borrowers”), and the Lender, entered into on March 23, 2015 (as amended, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein have the meaning set forth in the Amendment. The Amendment amended the Credit Agreement to, among other things:

●

provide for a 2019 Capital Expenditure Loan Commitment of $10,000,000 (in addition to the existing Capital Expenditure Loan Commitment of $8,000,000), which may be drawn upon until the earlier of the full commitment being advanced or December 31, 2020 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), to be used solely to purchase Eligible Equipment to be used in the Borrowers’ business and in amounts not to exceed 90% of the invoiced hard costs of such acquired equipment;

●	increase the Revolving Commitment to $11,750,000;

●

revise the definition of EBITDA to include the following additional or revised add-back adjustments: (i) one-time charges in an aggregate amount not to exceed $250,000 and incurred prior to December 31, 2019 relating to Borrower’s integration of business previously served by another major provider of electronic oncology pumps; (ii) one-time charges in an aggregate amount not to exceed $250,000 and incurred prior to December 31, 2019 relating to Borrowers’ facility move; (iii) lease buyout expenses not to exceed: (x) $100,000 incurred on or prior to December 31, 2018; (y) $180,000 incurred after December 31, 2018 but on or prior to March 31, 2019; and (z) $180,000 incurred after September 30, 2019 but on or prior to December 31, 2020; and (iv) any other non-cash charges for such period (but excluding (A) any non-cash charge in respect of an item that was included in Net Income in a prior period and (B) any non-cash charge that relates to the write-down or write-off of Inventory, Medical Equipment Held for Sale or Rental and Medical Equipment in Rental Service in excess of $500,000 in any consecutive twelve month period);

●

revise the definition of Fixed Charge Coverage Ratio to provide that, for any period, the ratio of (a) EBITDA minus Maintenance Capital Expenditures (defined to mean, for any period, 50% of depreciation expense) to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

●

revise the definitions of Revolving Credit Maturity Date and Term Maturity Date to mean the date five years after the Sixth Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day) and add a definition for the 2019 Capital Expenditure Loan Maturity Date to provide for the same maturity date;

●	reflect the refinancing of the Term A Loans, Term B Loans and Term C Loan as a single Term Loan on the Sixth Amendment Effective Date; and

●

revise Section 5.01(e) of the Credit Agreement, which governs the Borrowers’ Financial Statements delivery to Lender, to provide that Borrowers shall deliver the Financial Statements (x) as soon as possible but in any event within 30 days of the end of each fiscal quarter of the Borrower, or within 30 days of the end of each calendar month if any Revolving Loans were outstanding is month, (y) in connection with, and prior to, requesting any Letter of Credit and (z) at such other times as may be requested by the Lender;

This summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Gregory W. Schulte
Gregory W. Schulte
Chief Financial Officer

Dated: November 12, 2019